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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 4, 1998 (except for Note 1 and the last paragraph of Note 3, which are as of May 14, 1998), relating to the financial statements of Aztec Technology Partners, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP


Minneapolis, MN
June 10, 1998